EXHIBIT 23 (b)
                                                                 --------------

                          INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in Registration Statement Nos. 33-48385, 33- 91806, and 33-48297 on Form S-8 and Registration Statement No. 333-6159 on Form S-3 of American Medical Alert Corp. of our report dated March 7, 1997 (except for Notes 3 and 11, as to which the date is March 27, 1997) appearing in this Annual Report on Form 10-KSB of American Medical Alert Corp. for the year ended December 31, 1996.



/s/ Margolin, Winer & Evens LLP

Margolin, Winer & Evens LLP
Garden City, New York
March 27, 1997